As filed with the Securities and Exchange Commission on May 21, 2020
        Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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BLUCORA, INC.
(Exact name of registrant as specified in its charter)

Delaware	91-1718107
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6333 North State Highway 161, 4th Floor Irving, Texas (Address of Principal Executive Offices)	75038 (Zip Code)
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Blucora, Inc. 2018 Long-Term Incentive Plan
(Full title of the plan)
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Ann J. Bruder
Chief Legal Officer and Secretary
Blucora, Inc.
6333 State Hwy 161, 4th Floor
Irving, Texas 75038
(Name and address of agent for service)
(972) 870-6000
(Telephone number, including area code, of agent for service)
Copies to:
Janice V. Sharry
Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, Texas 75219
(214) 651-5000
Fax: (214) 651-5940
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $0.0001 per share, of Blucora, Inc. under the Blucora, Inc. 2018 Long-Term Incentive Plan	1,692,000	$10.72	$18,138,240.00	$2,354.34
(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered hereunder includes such additional number of shares of Blucora, Inc. (the “Registrant”) common stock, par value $0.0001 per share (the “Common Stock”), as are required to prevent dilution resulting from a stock split, stock dividend or similar transaction.
(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Select Market on May 14, 2020.
(3)Amount of the registration fee was calculated in accordance with Section 6(b) and Rule 457 under the Securities Act and was determined by multiplying the aggregate offering price by 0.0001298.

EXPLANATORY NOTE

On June 7, 2018, the Registrant filed a Registration Statement on Form S-8 (File No. 333-225495) (the “2018 Form S-8”) to register 2,600,000 newly authorized shares of Common Stock issuable pursuant to awards under the Blucora, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”). Contemporaneously with the filing of the 2018 Form S-8, the Registrant filed post-effective amendments to its Registration Statement on Form S-8 (File No. 333-169691), Registration Statement on Form S-8 (File No. 333-198645), Registration Statement on Form S-8 (File No. 333-204585) and Registration Statement on Form S-8 (File No. 333-211625) (collectively, the “Post-Effective Amendments”) to provide that the following shares of Common Stock may also be issued pursuant to the 2018 Plan: (i) 2,963,134 shares of Common Stock that were reserved for issuance under the Blucora, Inc. 2015 Incentive Plan as Amended and Restated (the “2015 Plan”) but remained unissued as of April 2, 2018 and (ii) the total number of shares of Common Stock subject to outstanding awards under the 2015 Plan and the Blucora, Inc. Restated 1996 Flexible Stock Incentive Plan (the “1996 Plan”) as of the effective date of the 2018 Plan and that subsequently cease to be subject to such awards, such as by expiration, cancellation or forfeiture of the awards. Pursuant to General Instruction E of Form S-8, the contents of the 2018 Form S-8 and the Post-Effective Amendments are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

On March 31, 2020, the Registrant’s Board of Directors adopted, subject to stockholder approval, an amendment to the 2018 Plan (the “2018 Plan Amendment”) to, among other things, increase the total number of shares of Common Stock issuable pursuant to awards under the 2018 Plan by 1,692,000 shares to a total of 7,255,134 shares that may be increased by an indeterminate number of shares of Common Stock subject to outstanding awards under the 2015 Plan and the 1996 Plan as of the effective date of the 2018 Plan and that subsequently cease to be subject to such awards, such as by expiration, cancellation or forfeiture of the awards. On May 21, 2020, at the Registrant’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”), a majority of the Registrant’s stockholders present in person or by proxy and entitled to vote at the Annual Meeting voted to approve the 2018 Plan Amendment, and the 2018 Plan Amendment became effective. This Registration Statement is being filed in order to register such additional 1,692,000 shares of Common Stock issuable pursuant to awards under the 2018 Plan, as amended by the 2018 Plan Amendment.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

5.1*	Opinion of Haynes and Boone, LLP.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
24.1*	Power of attorney (included on the signature page to this Registration Statement on Form S-8).
99.1	Blucora, Inc. 2018 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 19, 2018).
99.2	First Amendment to Blucora, Inc. 2018 Long-Term Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 9, 2020).
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on May 21, 2020.

BLUCORA, INC.

By:	/s/ Marc Mehlman
Marc Mehlman
Chief Financial Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher W. Walters and Ann J. Bruder, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Christopher W. Walters	President, Chief Executive Officer and Director	May 21, 2020
Christopher W. Walters	(Principal Executive Officer)

/s/ Marc Mehlman	Chief Financial Officer	May 21, 2020
Marc Mehlman	(Principal Financial Officer)

/s/ Stacy A. Murray	Chief Accounting Officer	May 21, 2020
Stacy A. Murray	(Principal Accounting Officer)

/s/ Georganne C. Proctor	Chair of the Board, Director	May 21, 2020
Georganne C. Proctor

/s/ Steven Aldrich	Director	May 21, 2020
Steven Aldrich

/s/ Mark A. Ernst	Director	May 21, 2020
Mark A. Ernst

/s/ E. Carol Hayles	Director	May 21, 2020
E. Carol Hayles

/s/ John Macllwaine	Director	May 21, 2020
John Macllwaine

/s/ Jana R. Schreuder	Director	May 21, 2020
Jana R. Schreuder

/s/ Mary S. Zappone	Director	May 21, 2020
Mary S. Zappone